COMPANY CONTACT:	Investor Relations Contact:
Tony M. Shelby, Chief Financial Officer	Linda Latman (212) 836-9609
(405) 235-4546	Lena Cati (212) 836-9611
The Equity Group Inc.

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. REPORTS RECORD RESULTS
FOR THE 2007 THIRD QUARTER

Oklahoma City, Oklahoma .  .  . November 5, 2007.  .  . LSB Industries, Inc. (AMEX:LXU), today reported results for the third quarter and nine months ended September 30, 2007.

Third Quarter 2007 Compared to Third Quarter 2006:
•	Net sales increased 19% to $147.6 million from $124.0 million;
•	Operating income rose 181% to $19.1 million from $6.8 million;
•	Net income increased to $18.3 million compared to $3.5 million;
•	After deducting preferred stock dividend requirements, net income applicable to common stock was $18.1 million, up 505% from $3.0 million;
•	Diluted earnings per share rose to $.77 per share from $.18.

First Nine Months of 2007 Compared to First Nine Months of 2006:
•	Net sales increased 23% to $451.8 million from $368.2 million;
•	Operating income was $47.8 million, up 125% compared to $21.2 million;
•	Net income of $42.3 million was 231% ahead of last year’s $12.8 million.

Business Overview

Jack Golsen, LSB’s Chairman & CEO stated, “Our overall liquidity and capital resources, as well as our debt to equity ratio, reflect substantial improvement since the beginning of the year, as a result of cash flow from earnings and conversions of our 2006 debentures into common equity.  As a result, we are meeting a key corporate objective of reducing leverage while profitably growing our business.  Both our Climate Control and Chemical businesses performed well in the third quarter, producing good sales growth and even better gains in profitability.  Year-to-date, our net income is at an all time high.”

continued

LSB Industries News Release                                                                                                                                                                         Page 2
November 5, 2007

Tony Shelby, LSB’s CFO, pointed out, “LSB’s net income for the three months ended September 30, 2007 included two settlement gains in Chemical Business’ operating income totaling $4.8 million and the reversal of valuation allowances against net deferred tax assets, resulting in a deferred tax benefit of $3.2 million.  The reversal of the valuation allowances is the result of our improving results, including the settlement gains, and our current expectations that it is more likely than not that we will be able to use the remaining tax net operating loss carryforwards in 2008.”

The two settlement gains included:

·	A $3.3 million gain from settlement of pending litigation, and
•	A partial settlement of $1.5 million as an advance payment for an insurance recovery on a business interruption claim.

Conference Call
LSB’s management will host a conference call covering third quarter 2007 results on Monday, November 5, 2007 at 11:00 am ET/10:00 am CT to discuss these results and recent corporate developments.  Participating in the call will be CEO, Jack E. Golsen; President and COO, Barry H. Golsen; and Executive Vice President and CFO, Tony M. Shelby.  Interested parties may participate in the call by dialing 706-679-3079.  Please call in ten minutes before the conference is scheduled to begin and ask for the LSB conference call.

To listen to a webcast of the call, please go to the Company’s website at www.lsb-okc.com at least 15 minutes before the conference call to download and install any necessary audio software.  If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 90 days.  We suggest listeners use Microsoft Explorer as their web browser.

LSB Industries, Inc.
LSB is a manufacturing, marketing and engineering company.  LSB’s principal business activities consist of the manufacture and sale of commercial and residential climate control products, such as geothermal and water source heat pumps, hydronic fan coils, large custom air handlers, the manufacture and sale of chemical products for the mining, agricultural and industrial markets, and the provision of specialized engineering services and other activities. LSB Industries is included in the Russell 2000 Index and the Russell 3000 Index.

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See Accompanying Tables

LSB Industries News Release                                                                                                                                                                      Page 3
November 5, 2007
LSB Industries, Inc.
Financial Highlights
Nine Months and Three Months Ended September 30, 2007 and 2006
(unaudited)

	Nine Months		Three Months
	2007	2006	2007	2006
	(In Thousands, Except Per Share Amounts)
Net sales	$451,754	$368,216	$147,613	$123,968
Cost of sales	349,873	299,179	112,441	99,905
Gross profit	101,881	69,037	35,172	24,063

Selling, general and administrative expense	55,821	46,756	18,827	17,034
Provisions for losses on accounts receivable	874	599	253	317
Other expense	853	706	335	15
Other income	(3,440)	(231)	(3,340)	(83)
Operating income	47,773	21,207	19,097	6,780

Interest expense	8,062	8,957	3,482	3,196
Non-operating other income, net	(605)	(565)	(532)	(68)
Income from continuing operations before provisions (benefits) for income taxes and equity in earnings of affiliate	40,316	12,815	16,147	3,652
Provisions (benefits) for income taxes	(1,017)	408	(1,549)	208
Equity in earnings of affiliate	(654)	(611)	(223)	(206)
Income from continuing operations	41,987	13,018	17,919	3,650

Net loss (income) from discontinued operations	(348)	244	(377)	113
Net income	42,335	12,774	18,296	3,537

Dividend requirements and stock dividends on preferred stock exchanged in March 2007	4,971	746	-	249
Other preferred stock dividends and dividend requirements	637	909	203	302
Net income applicable to common stock	$36,727	$11,119	$18,093	$2,986

Weighted average common shares:
Basic	19,150	13,839	20,220	13,979

Diluted	22,990	21,058	25,072	21,346

Income (loss) per common share:
Basic:
Income from continuing operations	$1.90	$.82	$.87	$.22
Net income (loss) from discontinued operations	.02	(.02)	.02	(.01)
Net income	$1.92	$.80	$.89	$.21

Diluted:
Income from continuing operations	$1.65	$.66	$.75	$.19
Net income (loss) from discontinued operations	.02	(.01)	.02	(.01)
Net income	$1.67	$.65	$.77	$.18

(See accompanying notes)

LSB Industries News Release                                                                                                                                                                      Page 4
November 5, 2007

LSB Industries, Inc.
Notes to Unaudited Financial Highlights
Nine Months and Three Months Ended September 30, 2007 and 2006

Note 1: Net income applicable to common stock is computed by adjusting net income by the amount of preferred stock dividend requirements and stock dividends.  Basic income per common share is based upon net income applicable to common stock and the weighted average number of common shares outstanding during each period.  Diluted income per share is based on net income applicable to common stock plus preferred stock dividend requirements on preferred stock assumed to be converted, if dilutive, and interest expense including amortization of debt issuance costs, net of income taxes, on convertible debt assumed to be converted, if dilutive, and the weighted average number of common shares and dilutive common equivalent shares outstanding, and the assumed conversion of dilutive convertible securities outstanding.

Note 2: In September 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. AUG AIR-1 (“FSP”), accounting for planned major maintenance activities (“Turnarounds”).  Effective January 1, 2007, we changed from the accrue-in-advance method which we were using to the preferred direct expensing method in accordance with the FSP.  As a result of the change, net income for the nine and three months ended September 30, 2006 as presented in the Unaudited Financial Highlights has been increased $232,000 and $197,000, respectively, as a result of the retrospective application of the FSP.

Note 3: At December 31, 2006, we had regular-tax net operating loss (“NOL”) carryforwards for federal income taxes of approximately $49.9 million that begin expiring in 2019.  Prior to September 30, 2007, we had valuation allowances in place against the deferred tax asset arising from the NOL’s and other temporary differences. However as the result of improving financial results including the unusual settlements as mentioned above in the quarter ended September 30, 2007 and our current expectation of generating taxable income in the future, we reversed valuation allowances of approximately $3.2 million as a benefit for income taxes for the nine months and three months ended September 30, 2007.

Due to the NOL carryforwards, the only provisions for income taxes for the nine and three-month periods of 2007 and 2006 were for federal alternative minimum taxes and state income taxes.  We anticipate fully utilizing the NOL carryforwards in 2008 at which time, we will begin recognizing and paying federal income taxes at regular corporate tax rates.

Note 4: Information about the Company’s operations in different industry segments for the nine and three months ended September 30, 2007 and 2006 is detailed on the following page.

LSB Industries News Release                                                                                                                                                                      Page 5
November 5, 2007

LSB INDUSTRIES, INC.
Notes to Unaudited Financial Highlights
Nine Months and Three Months Ended September 30, 2007 and 2006

	Nine Months		Three Months
	2007	2006	2007	2006
	(In Thousands, Except Per Share Amounts)
Net sales
Climate Control	$221,464	$160,245	$75,641	$61,210
Chemical	222,394	201,461	69,252	60,764
Other	7,896	6,510	2,720	1,994
	$451,754	$368,216	$147,613	$123,968

Gross profit: (1)
Climate Control	$65,061	$48,362	$22,433	$17,853
Chemcial (2) (3)	33,980	18,430	111,738	5,531
Other	2,840	2,245	1,001	679
	$101,881	$69,037	$35,172	$24,063

Operating income (loss): (4)
Climiate Control	$27,875	$18,480	$9,750	$6,903
Chemcial (2) (3) (5)	27,123	9,019	11,477	2,393
General corporate expenses and other business operations, net (6)	(7,225)	(6,292)	(2,130)	(2,516)
	47,773	21,207	19,097	6,780

Interest expense	(8,062)	(8,957)	(3,482)	(3,196)

Non-operating other income (expense), net:
Climate Control	2	1	-	1
Chemical	92	261	10	25
Corporate and other business operations	511	303	522	42
Benefits (provisions) for income taxes	1,017	(408)	1,549	(208)
Equity in earnings of affiliate - Climate Control	654	611	223	206
Income from continuing operations	$41,987	$13,018	$17,919	$3,650

LSB Industries News Release                                                                                                                                                                      Page 6
November 5, 2007

LSB INDUSTRIES, INC.
Notes to Unedited Financial Highlights
Nine Months and Three Months Ended September 30, 2007 and 2006

(1)	Gross profit by industry segment represents net sales less cost of sales. Gross profit classified as “Other” relates to the sales of industrial machinery and related components.

(2)	For the nine months ended September 30, 2007 and 2006, turnaround costs for the Chemical Business totaled $870,000 and $1,788,000, respectively.

(3)
During the nine and three months ended September 30, 2007, we recorded the realization for losses on certain nitrogen-based inventories of $407,000 and $53,000, respectively.  For the same periods in 2006, we recorded the realization of losses of  $1,110,000 and $328,000, respectively.  During the nine and three months ended September 30, 2007, we realized insurance recoveries of $1,500,000 relating to a business interruption claim associated with the Cherokee, AL facility.  During the nine and three months ended September 30, 2006, we realized insurance recoveries of $882,000 and $287,000, respectively, relating to a business interruption claim associated with the El Dorado, AR facility.  The above transactions contributed to an increase in gross profit.

(4)
Our chief operating decision makers use operating income by industry segment for purposes of making decisions which include resource allocations and performance evaluations.  Operating income by industry segment represents gross profit by industry segment less SG&A incurred by each industry segment plus other income and other expense earned/incurred by each industry segment before general corporate expenses and other business operations, net.  General corporate expenses and other business operations, net, consist of unallocated portions of gross profit, SG&A, other income and other expense.

(5)
During the nine and three months ended September 30, 2007, we recognized income of $3,272,000 relating to a settlement of a pending litigation.  During the nine months ended September 30, 2007 and 2006, we recognized impairments on long-lived assets of $250,000 and $286,000, respectively ($250,000 for the three months ended September 30, 2007).

(6)
The amounts included are not allocated to our Climate Control and Chemical Businesses since these items are not included in the operating results reviewed by our chief operating decision makers for purposes of making decisions as discussed above.

LSB Industries News Release                                                                                                                                                                      Page 7
November 5, 2007
LSB INDUSTRIES, INC.
Condensed Consolidated Balance Sheets
(Information at September 30, 2007 is Unaudited)

September 30, 2007	December 31, 2006
(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$40,869	$2,255
Restricted cash	30	2,479
Accounts receivable, net	86,869	67,571
Inventories:
Finished goods	23,265	20,252
Work in process	3,136	3,205
Raw materials	20,995	21,992
Total inventories	47,396	45,449
Supplies, prepaid items and other:
Prepaid insurance	842	3,443
Precious metals	10,533	6,406
Supplies	3,810	3,424
Other	2,230	1,468
Total supplies, prepaid items and other	17,415	14,741

Deferred income taxes	9,700	-

Total current assets	202,279	132,495

Property, plant and equipment, net	78,696	76,404

Other assets:
Noncurrent restricted cash	-	1,202
Debt issuance and other debt-related costs, net	4,884	2,221
Investment in affiliate	3,398	3,314
Goodwill	1,724	1,724
Other, net	2,488	2,567
Total other assets	12,494	11,028
	$293,469	$219,927

(continued on following page)

LSB Industries News Release                                                                                                                                                                      Page 8
November 5, 2007

LSB INDUSTRIES, INC.
Condensed Consolidated Balance Sheets
(Information at September 30, 2007 is Unaudited)

	September 30, 2007	December 31, 2006
	(In Thousands)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,587	$42,870
Short-term financing and drafts payable	133	2,986
Accrued and other liabilities	30,272	26,816
Current portion of long-term debt	2,703	11,579
Total current liabilities	73,695	84,251

Long-term debt	119,720	86,113

Noncurrent accrued and other liabilities:
Deferred income taxes	6,550	-
Other	6,576	5,929
	13,126	5,929

Contingencies

Stockholders' equity:
Series B 12% cumulative, convertible preferred stock, $100 par value; 20,000 shares issued and outstanding	2,000	2,000
Series 2 $3.25 convertible, exchangeable Class C preferred stock, $50 stated value; 517,402 shares issued in 2006	-	25,870
Series D 6% cumulative, convertible Class C preferred stock, no par value; 1,000,000 shares issued	1,000	1,000
Common stock, $.10 par value; 75,000,000 shares authorized, 24,063,106 shares issued (20,215,339 in 2006)	2,406	2,022
Capital in excess of par value	120,641	79,838
Accumulated other comprehensive loss	(483)	(701)
Accumulated deficit	(20,984)	(47,962)
	104,580	62,067
Less treasury stock at cost:
Series 2 Preferred, 18,300 shares in 2006	-	797
Common stock, 3,448,518 shares (3,447,754 in 2006)	17,652	17,636
Total stockholders' equity	86,928	43,634
	$293,469	$219,927